EXHIBIT 99.1


          PRG-SCHULTZ ANNOUNCES SECOND QUARTER 2006 FINANCIAL RESULTS

ATLANTA--(BUSINESS WIRE)--Aug. 7, 2006--PRG-Schultz International, Inc. (Nasdaq:
PRGX), the world's largest recovery audit firm, today announced its unaudited financial results for second quarter ended June 30, 2006.

     Highlights of Financial Results

     -- Net loss for the 2006 second quarter was $3.6 million or ($.06) per basic and diluted share, including a loss on discontinued operations of $0.8 million, a non-cash charge of $0.3 million related to stock option compensation and a charge of $1.6 million for severance and other charges related to the previously announced operational restructuring. This compares to a net loss of $6.3 million, or ($.10) per basic and diluted share for the same period in 2005, which included earnings from discontinued operations of $0.3 million, a charge of $0.3 million related to the Company's evaluation of its strategic alternatives, a charge of $0.5 million for costs related to the Company's strategic cost reduction initiative, and accruals of $3.5 million for the retirement benefits of the Company's former Chairman and CEO, John Cook, and its former Vice Chairman, Jack Toma.

     -- Adjusted EBITDA for the 2006 second quarter was $6.5 million compared to $3.0 million for the same period in 2005. The 2006 second quarter adjusted EBITDA is earnings from continuing operations before interest, taxes, depreciation and amortization (EBITDA) excluding a $0.3 million non-cash charge related to stock option compensation expense, and a $1.6 million charge for severance and other charges associated with the operational restructuring. Adjusted EBITDA for the second quarter of 2005 excludes the $3.5 million retirement accrual for Messrs. Cook and Toma. (Schedule 3 provides a reconciliation of net earnings (loss) to each of EBITDA and adjusted EBITDA.)

     -- Consolidated revenue for the second quarter of 2006 was $65.3 million, a decline of 16.5% compared to $78.2 million for the same period in 2005. Cost of Revenue and SG&A expenses combined were $62.0 million for the second quarter, which were lower by $20.3 million, or 24.6%, compared to the same period in 2005.

     -- Net loss for the first six months of 2006 was $13.9 million or ($.23) per basic and diluted share, including a non-cash charge of $10.1 million resulting from the Company's previously announced successful financial restructuring, a loss on discontinued operations of $0.7 million, a non-cash charge of $0.7 million related to stock option compensation and a charge of $2.0 million for severance and other charges related to the operational restructuring. This compares to a net loss of $11.2 million, or ($.18) per basic and diluted share for the same period in 2005, which included a loss on discontinued operations of $0.1 million, a charge of $0.5 million related to the Company's evaluation of its strategic alternatives, a charge of $0.5 million for costs relating to the Company's strategic cost reduction initiative, and accruals of $3.5 million for the retirement benefits of Mr. Cook and Mr. Toma.

     -- Adjusted EBITDA for the first six months of 2006 was $13.1 million compared to $4.9 million in the first six months of 2005. Adjusted EBITDA for this period excludes a $0.7 million non-cash charge related to stock option compensation expense and a $2.0 million charge for severance and other charges associated with the operational restructuring. Adjusted EBITDA for the first half of 2005 excludes the $3.5 million retirement accrual for Messrs. Cook and Toma.

     -- Consolidated revenue for the first six months of 2006 was $130.8 million, a decline of 14.7% as compared to $153.3 million for the first six months of 2005. Cost of Revenue and SG&A expenses combined were $124.1 million for the first half, which were lower by $35.3 million, or 22.1%, compared to the same period in 2005.

     -- Cash generated from operations for the six months ended June 30, 2006 was $7.5 million compared to a usage of cash of $9.0 million for the same period in 2005, a year over year improvement of $16.5 million.

     Liquidity

At June 30, 2006 the Company had cash and cash equivalents of $18.6 million and had no borrowings against its revolving credit facility. Debt outstanding at quarter end included a $25 million variable rate term loan due 2010, $0.5 million of 4.75% convertible notes due 2006, $51.6 million in principal amount of 11.0% Senior Notes Due 2011, and $59.8 in principal amount of 10.0% Senior Convertible Notes Due 2011. As of June 30, 2005, the Company had cash and cash equivalents of $12.2 million and $12.5 million of borrowings against its revolving credit facility. Debt outstanding at June 30, 2005 also included the $125 million in principal amount of 4.75% convertible notes due 2006.

"Our turnaround continued to gain momentum in the second quarter, our first full quarter after the successful restructuring of our balance sheet and the third consecutive quarter of positive operating EBITDA and cash flow," said James B. McCurry, chairman, president and chief executive officer. "We have a newly reconstituted board of directors and an entirely new senior management team in place, and we are aggressively attacking opportunities to continue the improvement of our financial performance by helping our clients improve their performance. We are especially excited by the promising early results shown by our audit of Medicare payments in California."

About PRG-Schultz International, Inc.

Headquartered in Atlanta, PRG-Schultz International, Inc. (PRG) is the world's leading recovery audit firm, providing clients throughout the world with insightful value to optimize and expertly manage their business transactions. Using proprietary software and expert audit methodologies, PRG industry specialists review client purchases and payment information to identify and recover overpayments.

Non-GAAP Financial Measures

EBITDA and adjusted EBITDA are both "non-GAAP financial measures" presented as supplemental measures of our performance. They are not required by, or presented in accordance with, accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating the Company's performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a number of restrictive covenants related to the Company's credit facilities use measures similar to adjusted EBITDA. However, EBITDA and adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating EBITDA and adjusted EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. Schedule 3 provides a reconciliation of net earnings (loss) to each of EBITDA and adjusted EBITDA.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, in addition to historical information. Such statements include both implied and express statements regarding the Company's financial position and liquidity, the results of its Medicare payments audit in California and the ability to successfully complete the Company's operational turnaround (including plans to streamline the Company's organization). Such forward looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. If the Company is unable to successfully complete its operational restructuring and turnaround plans, the Company may be unable to pay its debts as they come due or continue funding its operations and may be forced to seek protection from its creditors. Other risks that could affect the Company's future performance include the Company's ability to retain personnel, Medicare audit revenues that do not meet expectations or justify costs incurred, changes in the market for the Company's services, client bankruptcies, loss of major clients, and other risks generally applicable to the Company's business. For a discussion of other risk factors that may impact the Company's business and the success of its restructuring plan, please see the Company's Form 10-K filed with the Securities and Exchange Commission on March 23, 2006. The Company disclaims any obligation or duty to update or modify these forward-looking statements.

                              SCHEDULE 1
           PRG-Schultz International, Inc. and Subsidiaries
           Condensed Consolidated Statements of Operations
            (Amounts in thousands, except per share data)
                             (Unaudited)


                                  Three Months         Six Months
                                 Ended June 30,      Ended June 30,
                                ------------------  ------------------
                                  2006      2005      2006      2005
                                --------  --------  --------  --------

Revenues                       $ 65,308  $ 78,162  $130,846  $153,309
Cost of revenues                 47,267    50,997    93,546    99,592
                                --------  --------  --------  --------
   Gross margin                  18,041    27,165    37,300    53,717

Selling, general and
 administrative expenses         14,713    31,259    30,585    59,837
Operational restructuring
 expense                          1,580         -     1,988         -
                                --------  --------  --------  --------

   Operating income (loss)        1,748    (4,094)    4,727    (6,120)

Interest expense, net            (4,269)   (2,061)   (6,812)   (3,871)
Loss on financial restructuring       -         -   (10,129)        -
                                --------  --------  --------  --------

   Loss from continuing
    operations before income
    taxes and discontinued
    operations                   (2,521)   (6,155)  (12,214)   (9,991)

Income taxes                        338       412       988     1,099
                                --------  --------  --------  --------

   Loss from continuing
    operations before
    discontinued operations      (2,859)   (6,567)  (13,202)  (11,090)

Discontinued operations:
   Earnings (loss) from
    discontinued operations        (786)      275      (737)      (98)
                                --------  --------  --------  --------

      Net loss                 $ (3,645) $ (6,292) $(13,939) $(11,188)
                                ========  ========  ========  ========

Basic and diluted earnings
 (loss) per common share:
   Loss from continuing
    operations before
    discontinued operations    $  (0.05) $  (0.10) $  (0.22) $  (0.18)
   Discontinued operations        (0.01)        -     (0.01)        -
                                --------  --------  --------  --------
      Net loss                 $  (0.06) $  (0.10) $  (0.23) $  (0.18)
                                ========  ========  ========  ========


Weighted average common shares
 outstanding:
   Basic                         63,879    61,997    62,996    61,987
                                ========  ========  ========  ========
   Diluted                       63,879    61,997    62,996    61,987
                                ========  ========  ========  ========


Certain reclassifications have been made to the 2005 amounts to conform to the presentation in 2006.
These reclassifications include the reclassification of certain business units as discontinued operations.

                              SCHEDULE 2
           PRG-Schultz International, Inc. and Subsidiaries
                Condensed Consolidated Balance Sheets
                        (Amounts in thousands)
                             (Unaudited)



                                                June 30,  December 31,
                                                  2006        2005
                                               ----------- -----------
                                ASSETS
Current assets:
   Cash and cash equivalents                  $    18,595 $    11,848
   Restricted cash                                  3,718       3,096
   Receivables:
      Contract receivables                         43,663      53,199
      Employee advances and miscellaneous
       receivables                                  2,050       2,737
                                               ----------- -----------
         Total receivables                         45,713      55,936

   Funds held for client obligations               43,836      32,479
   Prepaid expenses and other current assets        3,486       3,180
                                               ----------- -----------
         Total current assets                     115,348     106,539

Property and equipment                             13,220      17,453
Goodwill                                            4,600       4,600
Intangible assets                                  23,754      24,447
Other assets                                       13,945       9,023
                                               ----------- -----------
                                              $   170,867 $   162,062
                                               =========== ===========


            LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Convertible notes                          $       468 $       466
   Current portion of other debt obligations          250           -
   Obligation for client payables                  43,836      32,479
   Accounts payable and accrued expenses           32,273      34,103
   Accrued payroll and related expenses            38,097      44,031
   Deferred revenue                                 4,542       4,583
                                               ----------- -----------
         Total current liabilities                119,466     115,662

Convertible notes                                       -     123,601
Senior notes                                       43,316           -
Senior convertible notes                           64,871           -
Other debt obligations                             24,750      16,800
Deferred compensation                                 841       1,388
Other long-term liabilities                         6,726       6,976
                                               ----------- -----------
         Total liabilities                        259,970     264,427
                                               ----------- -----------

Mandatorily redeemable participating preferred
 stock                                             14,460           -

Shareholders' equity (deficit):
   Common stock                                        71          68
   Additional paid-in capital                     506,567     494,826
   Accumulated deficit                           (564,658)   (550,719)
   Accumulated other comprehensive income           3,167       2,400
   Treasury stock, at cost                        (48,710)    (48,710)
   Unamortized portion of stock compensation
    expense                                             -        (230)
                                               ----------- -----------
         Total shareholders' equity (deficit)    (103,563)   (102,365)
                                               ----------- -----------

                                              $   170,867 $   162,062
                                               =========== ===========

                              SCHEDULE 3
           PRG-Schultz International, Inc. and Subsidiaries
       Reconciliation of Net Earnings (Loss) to Adjusted EBITDA
                        (Amounts in thousands)
                             (Unaudited)


                                  Three Months         Six Months
                                 Ended June 30,      Ended June 30,
                               ------------------- -------------------
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------
Reconciliation of net loss to
 adjusted EBITDA:
-------------------------------

  Net earnings (loss)          $ (3,645) $ (6,292) $(13,939) $(11,188)

  Adjust for:
  Earnings (loss) from
   discontinued operations         (786)      275      (737)      (98)
                                --------  --------  --------  --------

  Loss from continuing
   operations                    (2,859)   (6,567)  (13,202)  (11,090)

  Adjust for:
  Income taxes                      338       412       988     1,099
  Interest                        4,269     2,061     6,812     3,871
  Loss on financial
   restructuring                      -         -    10,129         -
  Depreciation and amortization   2,868     3,579     5,724     7,516
                                --------  --------  --------  --------

  EBITDA                          4,616      (515)   10,451     1,396
                                --------  --------  --------  --------

  Messrs. Cook & Toma
   retirement/severance               -     3,529         -     3,529
  Operational restructuring
   expense                        1,580         -     1,988         -
  Non-cash FAS 123R
   compensation                     340         -       680         -
                                --------  --------  --------  --------

  Adjusted EBITDA              $  6,536  $  3,014  $ 13,119  $  4,925
                                ========  ========  ========  ========





EBITDA and adjusted EBITDA are both "non-GAAP financial measures" presented as supplemental measures of our performance. They are not required by, or presented in accordance with, accounting principles generally accepted in the United States, or GAAP. The company believes these measures provide additional meaningful information in evaluating the company's performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a number of restrictive covenants related to the company's credit facilities use measures similar to EBITDA. However, EBITDA and adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating EBITDA and adjusted EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

CONTACT: PRG-Schultz International, Inc.
Peter Limeri, 770-779-6464


SOURCE: PRG-Schultz International, Inc.